UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

October 16, 2017

Date of Report (Date of earliest event reported)

Excel Corporation

(Exact name of registrant as specified in its charter)

Delaware	333-173702	27-3955524
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6363 North State Highway 161, Suite 310

Irving, Texas 75038

(Address of principal executive offices) (Zip Code)

(972) 476-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01.	Other Events.

As previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 5, 2017, on September 27, 2017, Excel Corporation (the “Company”) received a supplemental notice (the “Notice”) from GACP Finance Co., LLC (“GACP”), relating to the Company’s default under the terms of that certain Loan and Security Agreement, originally dated November 2, 2016, among GACP, as agent, the lenders party thereto, the Company, as borrower, and certain subsidiaries of the Company as guarantors (as amended on January 26, 2017, the “Loan Agreement”). The Notice (i) demanded immediate payment from the Company of all obligations owing to the lenders under the Loan Agreement and (ii) served notification of GACP’s intended disposition of collateral under the Loan Agreement.

On October 16, 2017, the parties to the Loan Agreement entered into a Forbearance Agreement and Second Amendment to Loan and Security Agreement (the “Forbearance Agreement”), as a result of which GACP and the lenders have agreed to temporarily forbear exercising their rights and remedies under the Loan Agreement, specifically the demand of immediate payment of all obligations owing under the Loan Agreement and the disposition of the collateral, until December 12, 2017 (or earlier if there are further defaults by the Company under either the Loan Agreement or the Forbearance Agreement). Under the Forbearance Agreement, the Company agreed to take certain actions in furtherance of exploring strategic alternatives, including, without limitation, potential sale opportunities of the Company and its portfolios.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCEL CORPORATION

Date: October 23, 2017	By:	/s/ Joni R. Floyd
	Name:	Joni R. Floyd
	Title:	President and Chief Executive Officer

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